EXHIBIT 23.1




                                  Ernst & Young


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The consolidated financial statements of Dynamic I-T, Inc. appearing in Dynamic I-T's Annual Report (Form 10-KSB) for the year ended December 31, 2000, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.




/s/Ernst & Young
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Ernst & Young, Chartered Accountants

Budapest, Hungary
July 18, 2001